Exhibit 5.1

June 4, 2019

ContraVir Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, NJ 08837

Re: Registration Statement on Form S-1 (File No. 333-231604)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by ContraVir Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission. This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

The Registration Statement pertains to an offering by the Company of the Securities (as defined below). As used herein, the term “Securities” includes up to $40,000,000 of: (i) Class A Units, each consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to each purchase one share of Common Stock (each, a “Warrant”, and collectively, the “Warrants”); (ii) Class B Units (collectively with the Class A Units, the “Units”), each consisting of one share of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred”) convertible into Common Stock, and Warrants, (iii) shares of Common Stock included in the Units; (iv) Warrants included in the Units; (v) shares of Series D Preferred included in the Class B Units; (vi) shares of Common Stock underlying the Warrants included in the Units; (vii) shares of Common Stock underlying the shares of Series D Preferred included in the Class B Units; and (viii) any additional securities issued pursuant to Rule 462(b) of the Act.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Securities have been duly authorized, and if, as, and when issued by the Company in accordance with and in the manner described in prospectus set forth in the Registration Statement (as amended and supplemented through the date of issuance) and, in the case of those Securities underlying Warrants and shares of Series D Preferred, when issued in accordance with the terms of the applicable Warrants and Series D Preferred, will be validly issued, fully paid and non-assessable and, with respect to the Warrants, will be legally binding obligations of the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP